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                                                                 EXHIBIT 5.1

                                    ATER WYNNE LLP
                             222 SW Columbia, Suite 1800
                                Portland, Oregon 97201
                              Telephone: 503 / 226-1191
                                 Fax: 503 / 226-0079

                                   August 26, 1999


Board of Directors
AVI BioPharma Inc.
One SW Columbia, Suite 1105
Portland, OR    97258


Gentlemen:

     In connection with the registration of 975,000 shares (the "Shares") of common stock, $.0001 par value (the "Common Stock"), of AVI BioPharma Inc., an Oregon corporation (the "Company"), under the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on August 27, 1999 (the "Registration Statement"), and the proposed offer and sale of the Common Stock pursuant to the Registration Statement, we have examined such corporate records, certificates of public officials and officers of the Company and other documents as we have considered necessary or proper for the purpose of this opinion. The Shares were issued by the Company to a shareholder in a private placement and subsequently were sold to the Selling Shareholders.

     Based on the foregoing and having regard to legal issues which we deem relevant, it is our opinion that the Shares are validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. This consent shall not be construed to cause this firm to be in the category of persons whose consent is required to be filed pursuant to Section 7 of the Securities Act of 1933, as amended, or the rules thereunder.

                                           Very truly yours,

                                           /s/ Ater Wynne LLP

                                           ATER WYNNE LLP